EXHIBIT 10.14

Loan Contract for Working Capital

Borrower: Hubei Minkang Pharmaceutical Co., Ltd

Business License No.: 420500400000469

Legal Representative /Responsible Person: Koh Sock Hua

Address: No. 50, Xiba Road, Yichang City

Telephone:______________ Postal Code: 443000

Lender: Hubei Bank Co., Ltd Yichang Branch

Legal Representative /Responsible Person: Huang Xing

Address: No.109, Zhenzhu Road, Yichang

Telephone: 0717 6268583  Postal Code: 443000

Based on friendly negotiation, both the borrower and lender have agreed to enter into the contract with below terms and conditions for the affairs about the lender’s lending working capital loan to the borrower. (The provisions with are optional terms. Please check “v” in the box for the applicable terms and check “X” for the terms that are not applicable).

V	This contract is the individual contract signed under the “credit granting agreement” with the No. of 2013 contract 0107-0001 signed between Hubei Minkang Pharmaceutical Co., Ltd and Hubei Bank Co., Ltd Yichang Branch.

X
  Both parties have understood that the purpose of this loan is to borrow new loan to repay the old loan. The name of the original loan contract is______________signed on____________with the contract No. of___________.

The borrower has irrevocable agreed and conformed: the lender shall have the right to collect back the loan under this contract at any time at its own discretion. The loan shall accept the scheduled or non-scheduled examination of the lenders at the discretion of lender to confirm whether it will continue borrowing any loans to the borrower. Notwithstanding any other regulations in this contract or any other documents, the lender shall have the right to require the borrower to repay all loans according to the regulations in the loan contract for working capital immediately. Meanwhile, the lender shall have the right to terminate or suspend the loan wholly or partially or cancel any further using of the loan without any necessity to notify the borrower.

Article I: Currency and Amount of the Loan

RMB (In Capital): RMB FIVE MILLION YUAN IN TOTAL.

Article II: Term of the Loan

The term of the loan:	V	12 months	X	Days commencing from the withdrawal date of the loan; In case the loan is withdrawn on installments, the date of the first actual withdrawal shall be taken as the commencing date of the loan.
During the term of the loan, the lender could grant the loan in installments according to the actual money demand of the borrowers. The information recorded in the borrowing receipt shall be used for the benchmark for the determination of the loan amount, commencing date and ending date of various installments.

The borrower shall strictly follow the agreed withdrawal time to withdraw the loan. In case the actual withdrawal date is later than the agreed withdrawal date, the borrower shall still repay the loan according to the repayment time specified in this contract.

Article III: Purpose of the Loan

Purpose of the loan: purchasing the raw materials necessary for the production activities of the company.

Without the prior consent of the lender, the borrower shall not change the purpose of the loan or use it for any other purposes, which shall include but not limited to the investment for fixed assets or stock and etc. The borrower shall not use the loan for the production or operation of any business or purposes that are prohibited by the country.

Article IV: Loan Interest and Interest Settlement

1. Loan Interest:

V	Fixed interest is the contract interest will keep constant within the term of the loan. The interest of each withdrawal of the loan is the benchmark interest rate for	X	_________months or	V
1-3 years published by the People’s Bank of China on the date of the actual withdrawal of the loan with 10%	V	floating up / floating down.

X	Floating interest rate with the floating cycle of months:

The interest rate shall be priced again every  /  months commencing from the actual withdrawal date of the loan (in case the loan has been withdrawn in installments, the date of the first withdrawal shall prevail). The re-pricing day is the corresponding date of the actual withdrawal date in the re-pricing month. In case there is no corresponding date for the actual withdrawal date within the month, then the re-pricing day of the interest rate will be the last day of the month.

A. The interest rate of each loan withdrawal shall be the benchmark interest rate for months or             years with     %      floating up /      % floating down published by the People’s Bank of China on the date of the actual withdrawal of the loan.

B. The corresponding date upon the maturity of each floating cycle, the benchmark interest rate with the with      %floating up /     %floating down published by the People’s Republic of China for the loans of same class shall be taken as the applicable interest for the next floating cycle.

2. Interest Settlement Method

The interest shall be paid on monthly basis, the 20th day of each month is the expiry date for interest and the 21st day of each month is the interest payment date.

In case the last payment date for the principal is not on the interest settlement date, the principal payment date shall be the interest settlement date. The borrower shall pay off all the interest on that day.

3. Penalty for the Interest

(1) In case the borrower has not paid the agreed amount within the due time specified in the Contract, the borrower shall pay the interest penalty for the overdue amount with the interest of the borrowing interest rate regulated in clause 1 of this article adding 100% until the borrower has fully paid off the due amount.

(2) In case the borrower has not used the loan according to the purpose specified in this contract, the borrower shall pay the interest penalty for the amount appropriated with the interest rate of the interest of the borrowing interest rate regulated in clause 1 of this article adding 50% until the borrowers has fully paid off the interest and principal of the loan.

(3) In case the borrower has not paid the required amount in time and appropriated the loan at the same time, the interest shall be calculated with the higher interest rate calculated between clause (1) and (2).

(4) In case the borrower could not pay the interest and interest penalty within the due time, compound interest shall be calculated at a penalty interest rate.

4. Other items agreed:           /                      .

Article V: Withdrawal Conditions

The borrower shall meet below requirements to conduct the withdrawal of the loan:

1. The contract and appendix have become effective.

2. The borrower has already provided the loan guarantee according to the requirements of the lender. Moreover, the various loan guarantee contracts shall become effective, complete the legal approval, registration and filing formalities and maintain continuous effective.

3. The borrower has already reserved the borrower’s document, receipts, seal, personnel list and sample of signatures in connection with the signing and performing of the contract and has already completed the filling of related certificates.

4. The borrower has already opened the account necessary for the performing of the contract.

5. The borrower shall submit the written application, provide related evidences for proving the loan purpose and go through the relative withdrawal formalities at least five banking days before the withdrawal of the loan.

6. All the representations and commitments of the borrowers are maintained continuous effectiveness.

7. If required by the lender, the borrower shall also provide the resolution or authorization letter for the signing and performing the contract approved by the board of directors or other governing authorities to the lender.

8. The other requirements for withdrawal of loan agreed by both parties or required by the laws:_________________________.

Article VI. Time and Method of the Withdrawal of the Loan

1. The borrower shall withdraw the loan according to time and method specified in the （2）  method.

(1) Withdraw the loan in full amount on ____________________

(2) Withdraw full amount of the loan in 30 days from April 7 2013

(3) Withdraw the loan in installments in accordance with below schedule.

Withdrawal Time	Amount
2013.1.30	RMB FIVE MILLION YUAN IN TOTAL

2. For the amount that has not been withdrawn after the above specified date, the lender shall have the right to reject the withdrawal applciaiton of the borrower.

In case the lender has agreed to delay the withdrawal of the loan, the lender shall be entitled with the rights to charge the commitment fee according to the standard in____________for the balance that has delayed in withdrawal. For the part the lender has rejected the withdrawal of loan, the lender shall be entitled with the rights to charge the commitment fee according to the standard in       /       .

Article VII. The Payment of the Borrowing Capital

1. Account for providing of the loan

The borrower shall open below bank account at the bank of the lender as the account for the providing of loan. The providing and payment shall be settled through this account. The bank account shall be a special account, which could only be used for the providing and payment of the borrowing capital. (Unless agreed by both parties,) The account shall not be used for the receipt and payment of any other funds.

Account Name: Hubei Minkang Pharmaceutical Co., Ltd  .

Account No.: 686000100100008592                      .

2. Payment method for the borrowing capital

(1) The payment method for the borrowing capital shall follow the regulations in the laws and supervision regulations and the agreement in the contract. The payment method for one single withdrawal transaction shall be specified in the withdrawal application. In case the lender deems the payment method listed in the withdrawal method in the application has not met the relative requirements, the lender shall have the right to change the payment method or stop the providing and payment of the loan.

(2) Payment method for the borrowing capital:

Entrusted payment by the lender, which means the lender pay the loan amount to the transaction counter party of the borrower that meets the requirement of the agreed loan purpose of this contract according to the withdrawal application and payment entrust of the borrower. According to the related regulations of the China Banking Regulatory Commission and the internal management regulations of the lender, it is necessary to apply the entrusted payment for the loans that have met one of below conditions:

A. The borrower has just established the credit relation with the lender and the credit rating of the borrower has not reached the internal requirement of the lender;

B. The borrower has clearly indicated the party to receive the loan in the withdrawal application (has specific account name and account No.) and the amount for single transaction shall be less than 10 million Yuan (not included).

C. The other situations regulated by the lender or the other situations agreed by both parties:____________.

Independent payment of the borrower, the lender will transfer the loan capital to the account of the borrower according to the withdrawal application of the borrower and the borrower shall pay the capital to the transaction counterpart that has met the loan purpose specified in the contract. Except the situations applicable for the entrusted payment as specified above, the payment method for all the borrowing capital shall use the method of independent payment of the borrower.

(3) Changes of the payment method. In case any changes in the aspect of the payment to counterpart, credit rating and other changes made by the borrower have met the conditions for entrusted payment specified in the clause 2 of this article, the payment method of independent payment of the borrower shall be changed. In case of any changes in the payment methods or any changes in the payment amount, payment counterpart or borrowing purpose under the entrusted payment, the borrower shall provide written explanation for the application change. Moreover, the borrower shall also submit the withdrawal application and the related transaction documents to prove the purpose of the loan capital to the lender again.

3. Specific Requirement for the Entrusted Payment of the Loan Capital

(1) Payment order. For the loan that has met the requirement of entrusted payment, the borrower shall provide clear payment order in thte withdrawal application to authorize or entrust the lender to directly transfer the loan capital to the account of the transaction counterpart that has met the purpose of the contract after the loan capital has been transfereed into the specified account of the borrower. Moreover, the borrower shall also provide the necessay payment informaiton of the transaction couterpart to receive the loan capital including the account name, account No., payment amount and etc.

(2) Providing of the transaction documents. For the loan payment that has met the conditons of entrusted payment, the borrower shall provide the account for the receiving of the loan capital, the account informaition of the transaction counterpart and the documents proving the transaction has met the purpose of the contract for each withdrawal of the loan. The borrower shall guarantee the informaiton provide shall be accurate and authentic. In case the loan payment could not be completed in time due to the mistake or inaccuracy of the related transaction informaiton provided by the borrower, the lender shall bear no liability for such failure. The loan repayment obligations specified in this contract of the borrower shall not be affected by such failure.

(3) Performance of the entrusted payment obligation of the lender

A. For the loan with the entrusted payment, lender shall check the payment order and other relative document and transfer the specific amount to the transaction counterpart of the borrower through the bank account of the borrower after the confirmation of the related payment order and documents.

B. In case the lender has found the related transaction documents including the loan purpose evidencing materials are not in accordance with the requirement of the contract or the documents have any mistakes, the lender shall be entitled with the right to require the borrower to supplement, replace, explain or re-submit the related documents. The lender shall have the right to refuse the providing and payment of the loan capital before the borrower has provided the qualified documents.

C. In case the lender could not complete the loan capital payment obligation in time due to the payment rejection of the opening bank of the transaction counterpart, the lender shall bear no obligation for such delay and the obligations of the borrower under the contract shall not be affected. For the rejected payment of the opening bank of the transaction counterpart, the lender shall have the right to freeze the amount. Under such situations, the borrower shall re-submit the payment order and the related transaction documents proving the application purpose of the loan.

(4) The borrower shall not adapt the method of breaking up the whole into parts to avoid the entrusted payment of the lender.

4. After the payment of the borrowing, the borrower shall provide the record and documents for the application of the loan in time according to the requirement of the lender. The documents submitted shall include but not limited to__________.

5. In case of any one of below situations, the lender shall have the right to re-consider the payment of the loan and the payment terms of the loan or terminate the providing and payment of the loan capital:

(1) The borrower has violated the regulations in the contract and adapted the method of breaking up the whole into parts to avoid the entrusted payment of the lender.

(2) The downgraded of the credit rating of the borrower or the poor profitability of the main business of the borrower.

(3) The borrower has any abnormities in the application of the loan capital.

(4) The borrower has not provided the capital application record and documents according to the requirements of the lender.

(5) The borrower has not paid the borrowing capital according to the agreement of this contract.

Article VIII. Repayment

1. The borrower has specified the below account as the loan capital collection account and the borrower shall pay back the loan capital to this account. The borrower shall provide the fund-in and fund-out status of the account. The lender shall have the right to conduct supervision of the account and require the borrower to explain the significant amount changes and abnormal cash flow of the account.

Account Name: Hubei Minkang Pharmaceutical Co., Ltd  .

Account No.: 686000100100008592                      .

2. Unless otherwise agreed by both parties, the borrower shall pay back the loan capital according to the repayment schedule specified in item (1) of below repayment methods.

(1) Repay the loan capital in full upon the maturity of the term of the loan.

(2) Repay the loan capital according to below repayment schedule:

(3) Other repayment schedule:         /         .

In case the borrower wants to change the above repayment schedule, the borrower shall submit the written application to the lender five banking day before the maturity of the term of the loan. The changes in repayment schedule will only be effective upon the mutual agreement in written of both parties.

3. Unless otherwise agreed by both parties, when the borrower has failed in payment both the principal and interest of the loan capital, the lender shall have the right to determine the repayment sequence between the principal and the interest. In case the repayment of the loan has applied the installment payments and failures of several due payment existed under the same contract, the lender shall have the right to determine the payment sequence of the overdue capital. If there are several loan contracts between the borrower and the lender that have matured, the lender shall have the right to determine the performance sequence of the contracts for the overdue payments.

4. Unless otherwise agreed by both parties, the borrower could repay the loan capital in advance. However, the borrower shall inform the bank 30 banking days in advance in written. The amount paid in advanced shall be first used for the repayment of the loan that will mature at last, which shall be paid in the reversed payment sequence of the loan capital.

The lender shall have the right to charge the compensation fee according to the standard of / for the repayment paid in advance.

5. The borrower shall repay the loan capital according to payment method of item (1).

(1) The borrower shall pay abundant capital into the below capital repayment account as indicated below for the repayment of the loan five banking days before the maturity date of each principal and interest. The lender shall have the right to collect each principle and interest automatically from the account on the maturity date of such principal and interest.

Account Name: Hubei Minkang Pharmaceutical Co., Ltd  .

Account No.: 686000100100008592                      .

(2) The other repayment method agreed by both parties:            /           .

Article IX. Deduction Agreement

1. The borrower agreed that the lender have the right to collect the debts in connection with the loan of this contract directly from the debt service account and/or the capital collection account opened in the Hubei Bank Co., Ltd upon the maturity of such debts. In case the balances in the debt service account and/or the capital collection account is not abundant to pay all the necessary debts, the lender have the right to deduct the balance from any other bank accounts the borrower has opened in any branches of Hubei Bank Co., Ltd.

2. Unless otherwise regulated in the competent authorities of the country, the deduction of the repayment shall take the overdue expenses that has matured but not paid as the first priority. Then deduct the due interest that has not paid from the account and finally deduct the due principal that has not paid from the account.

3. In case the currency of the deduction is different with the currency necessary for the repayment, the lender shall translate the amount in other currency into RMB with the purchasing price in the settlement of exchange between RMB and other currency published at the time of the deduction to pay for the principal and interest of the loan.

Article X: Proof of Creditor’s Right

The lender will maintain the accounting entry in the accounting book for the business activities involving with the contract according to its general business operation practice to prove the amount the lender has loaned to the borrowed. The borrower acknowledges that the effective proof of the creditor’s right of the borrowing shall be subject to the accounting certificate issued or recorded by the lender according to its own business regulations.

Article XI: Loan Guarantee

1. The loan guarantee method for the debt under this contract is:

v	Hubei Minkang Pharmaceutical Co., Ltd shall provide the real estate as the mortgage of the loan and will sign the mortgage contract with lender. This contract is the master contract for the mortgage contract.

x	(other guarantee methods): / .

2. In case the borrower or the guarantor has occurred any of below situations: (1) occurred the events that may affect its capacity to perform the contract deemed by the lender; (2) the mortgage contract has become invalid, withdrawn or terminated; (3) the financial status of the borrower or guarantor has deteriorated or involved with any significant litigations or arbitration cases; (4) any other situations occurred that may affect the contract performing ability of the borrower or guarantor; or (5) the value of the asset for loan guarantee has reduced or lost due to depreciation, damage, loss or distressed, the lender shall have the right and the borrower shall have the obligation to provide new guarantee or change the guarantor to provide guarantee for the debt under the contract.

Article XII. Representation and Commitment

1. The borrower hereby makes below representations:

(1) The borrower has duly registered and valid existing under the approval of the industry and commerce administration authorities or other competent authorities. The borrower shall have the required capacity for civil rights and behavior competence in signing and performing the contract. In case the borrower is a legal entity newly established, the controlled shareholders shall have sound credit rating and no significant adverse records. If the country has any requirements for the qualification and management qualification requirements of the investment body of the projects proposed to be established, the borrower shall meet such requirements.

(2) Have all the necessary rights and authorization and could perform the contract on its own name.

(3) The borrower’s signature of this contract shall demonstrate that: the borrower has completed all the necessary internal and external authorization for the signing and performing of the contract; the borrower has signed the contract on its free will and the contract is the expression of its true meaning; the signing and performing of the contract has passed all the necessary authorizations; the above mentioned authorization and the signing and performing of the contact shall not violate the articles of association or any other laws, regulations, administrative arrangement, judicial decision or terms of any contract with third parties; and all the formatives for the signing and performing of the contract required by the lender (including the approval, filing, registration and etc) have been duly completed and come into force. In case the contract has become invalid due to the defects in the rights of the borrower, the borrower shall indemnity all the loss of the lender immediately unconditionally.

(4) The borrower has abundant capacity to perform all the obligations and responsibilities under the contract. Moreover, the repayment obligation of the borrower shall not be relieved or exempted due to any changes in its directions and financial status or any agreements signed with any parties.

(5) The borrower represents that all the documents, materials, reports, certificates and etc are accurate, complete and effective. Meanwhile, the borrower shall also effectively and continuously maintain the various financial index required by the lender.

(6) The background of the transaction for which the loan is used shall be real and legal and the loan shall not be used in any illegal purposes like money-laundering.

(7) The borrower and the projects of the loan shall meet the requirement of the national environmental protection standard. The borrower and the project of the loan shall not be announced or deemed by the non-governmental authorities as enterprises or projects that have serious energy consumption and pollute problems and have not taken effective measures to reduce such consumption or pollution. Moreover, the borrower shall not have the risk of high energy consumption or pollution.

(8) The borrower shall not concealed events occurred or will occur that will affect the financial status or the contract performing capacity of the guarantors or any other situations that the lender may not agree to provide the loan. The events and situations shall include but not limited to:

A. The disputed events like ligation, arbitration and etc.

B. The debt and guarantee undertaken by the borrower.

C. The other situations that may affect the financial status or contract performance capacity of the borrower.

(9) The representations, guarantees and commitment shall be continuously effective and shall have same legal binding effect to the successors, agents, receiver, assignee, the entity after the re-organization, merger or name changes and etc. It is deemed that the borrower has made the same representations, guarantees and commitments for any amendment, supplementary or changes of the contract.

(10) If the borrower has breached the contact or failed in repaying the due debt including the principal, interest and expenses and the borrower does not have abundant assets to repay such debts, the lender shall have the preferential right of subrogation for the creditor’s rights, account receivables and other property rights of the other parties owned by the borrower. The borrower or the third party shall not provide any objections against such preferential right of subrogation.

(11) The borrower agreed that the regulations, general practice and operational practice of the lender shall have binding force for the borrowing business under the contract. Moreover, the lender shall have the explanation rights for regulations, general practice and operational practice.

(12) The borrower acknowledged that the lender has signed the contract based on the above representations, guarantees, commitments and trust.

(13) The other matters represented by the borrower:             /             .

2. The borrower has made below commitments:

(1) The borrower will provide the financial reports (include but not limited to the annual report, quarterly report and monthly report) and other related documents periodically or timely as required by the lender.

(2) In case the borrower has already or will sign any counter guarantee agreement or similar agreements about the guarantee obligations, the borrower will guarantee that such agreements will not affect any interest of the lender under this contract.

(3) The borrower will accept the credit checking and supervision of the lender and provide necessary assistance and coordination. In case the loan capital is paid by the borrower independently, the borrower will summarize the payment and application status of the loan capital to the lender periodically according to the relative requirement.

(4) In case of any merger, separation, reduction of registered capital, changes of stock rights (including but not limited to the transfer, trust, custody, mortgage and etc), joint operation, joint investment or cooperation with foreign ventures, contract operation, re-organization, reconstructing, changes in management method like preparation for public list, application for suspension of business of rectification, application for dissolution, investment in foreign countries, substantial increasing of debt financing, significant transfer of assets or creditor’s rights or any other events that may affect its repayment capacity of the borrower in accordance with the requirement of the lender, the borrower shall notify the lender 30 days in advance of such events and guarantee the borrower will strictly follow the requirement of the lender to perform the repayment and guarantee obligations under the contract. Otherwise, the lender shall deem the borrower has breached the contract.

In case of any of below situations, the borrower shall notify the lender within 5 days upon the occurrence of such situations. Moreover, the borrower shall implement the protective measures for the creditor’s rights with the due time specified by the lender:

A. Changes in the articles of association, business scope, registered capital and legal representative of the borrower or the guarantor.

B. The borrower or guarantor has involved with any significant litigation or arbitration cases, or the assets or the guarantee property have been distressed, detained or supervised, or new guarantee has been placed on the same guarantee property.

C. Discontinuation of business, dissolution, liquidation, withdrawn, cancellation of business license, apply (be applied) for bankruptcy and etc.

D. The shareholder, directors and the current management personnel have involved with any significant cases or economic disputes or the changes in the major management personnel.

E. The borrower has breached any terms and conditions of any other contract.

F. The borrower has the situations like management difficulty or deterioration of financial status.

(5) The liquidation sequence of the borrower for the loan shall be prior the liquidation for the borrowings from the borrower’s shareholders. Moreover, the priority of the liquidation for the loan shall be no lower than the same debt of other creditor.

Moreover, the borrower shall not repay any borrowings from its shareholders commencing from the effectiveness of this contract until the principal, interest and related expense of the loan have been fully paid up.

(6) The borrower shall not dispose its owned assets in the method that may reduce its liquidation capacity. Moreover, the borrower guarantee that the guarantee it may provide to any third party shall not exceed________times of its own net assets. Meanwhile, the total guaranteed amount and the amount under one individual guarantee shall not exceed the limit amount specified in the articles of association of the borrower.

(7) Unless the regulated purpose of the loan or the prior consent, the borrower shall not use the account with the same name or related account to transfer any fund under this contract. If the borrower has transferred any fund under this contract with any account with same name or related account, the borrower shall provide the relative evidencing documents to the lender.

(8) The lender has the rights to collect the loan in advance according to the repayment status of the borrower.

(9) For the creditor’s rights with large amount, the borrower guarantee that it will periodically or irregularly report photocopies of the transaction contract, evidencing documents and etc to the lender. If the time limit for the external claims of the borrower will be matured soon and the borrowing of the borrower has reached the repayment period, the lender shall deem the debt owed to the lender has matured and the lender could submit the proceedings for right of subrogation directly in case the borrower has not push the above mentions debtor to pay back the debt.

(10) The lender shall have the right to periodically or irregularly learn about, supervise and check the production and operation, financial activities, material inventory, assets and liabilities, bank deposit, cash in hand and the loan application status of the borrower. The borrower shall have the right to supervise the borrower to use the loan in the purpose specified in the contract and shall have the right to put forward recommendations and requirements for the using status of the loan.

(11) In case the borrower has the behavior of avoiding the supervision of the lender, delaying the repayment of the principal or the interest or any other serious behaviors breaching the contract, the lender shall have the right to report the behaviors of the borrowers to the related department or entities and push the borrower to repay the loan through the press media. The borrower has the obligation to receive the collection letter or documents sent by the lender via express or any other methods. The borrower shall send back the receipt of the letter or document within three business days upon the receipt of such letter or document.

(12) The lender shall have the right to take appropriate measures to the borrower according to the mandatory or guidance regulations of the supervision authorities, the guidance, common practice or agreement. The lender does not need to notify the borrower or require the written consent of the borrower before taking such actions.

(13) In case the lender has not delayed in the providing of the loan for the reasons beyond the control of the lender, the lender will bear no liability for such delay.

(14) The borrower shall use the loan according to the term and purpose specified in the contract and shall not divert or embezzle the loan; the loan fund shall not be used for the investment in the stock market, futures market or any equity investment; the borrower shall not illegally purchase or sell any securities; the borrower shall not engage in the mutual lending activities with no connection with the main business of the borrowers with other companies or related company of the borrower; and the borrower shall not engage in any activities that prohibited by the laws, regulations and policies of the country and the regulations of the lender.

(15) The borrower guaranteed that it will honor the contract faithfully and will not take the reasons like any disputes with any third parties or any other reasons except the reasons caused by the laws and regulations to delay the performance of the contract. The borrower shall not conduct any behaviors to breaching the principle of honesty or avoiding the payment of the debt. Such behaviors shall include but not limited to intentionally transfer the fund and assets, withdrawal of funds, not signing the documents delivered by the lender and etc.

(16) The borrower has the obligations to pay the expense arising from the insurance, transportation, evaluation, registration, preservation, authentication, notarization, realization of creditor’s right and etc.

(17) The lender shall have the right to conduct the evaluation to the related company of the borrower or the related companies of the guarantor for the legal compliance and whether have any problems that may endanger the safety of the creditor’s rights. Moreover, the lender shall also have the right to take one or several measures specified in the contract according to the evaluation results.

(18) The borrower shall pay all the amount payable in full and shall not put forward any deduction requirements or any additional conditions for such repayment. The bank deposit of the borrower in the branches of our bank could be used for the deduction of any matured debt in any branches of our bank. The maturity status and the currency of the deposit shall not affect the exercising of the deduction rights of the lender endowed by this contract. The borrower shall be liable for the related expense arising from such deductions.

(19) The borrower shall not have any overdue tax. In case any overdue tax exists, the borrower shall pay off the tax payable and provide the taxation certificate and payment evidence to the lender.

(20) The other commitments made by the borrower:______________  .

Article XIII. Disclosure of the Related Party Transactions within the Borrower’s Group Company

The borrower is not belonging to the group customers defined in the “Credit Granting Business Risk Management Guidance for the Group Customers of Commercial Banks” (hereinafter short for “Guidance”).

The borrower is belonging to the group customers defined in the “Credit Granting Business Risk Management Guidance for the Group Customers of Commercial Banks” (hereinafter short for “Guidance”). The borrower shall report the related party transactions with the amount above 10% of the net assets of the borrower in time. The information reported shall include the relationship with the related party, transaction items, transaction nature, amount of the transaction or proportion of the transaction and pricing policy (including the transactions without any amount or the transactions with symbolic amount).

In case the borrower has any one of below situations, the lender shall have the right to terminate the providing of the loan that has not been provided and collect the principal or the principal and interest wholly or partially without any necessity to discuss with the borrower: Use the creditor’s rights like the note receivables, account receivable and etc under the fake contract with the related party that do not have any material transaction to ask the bank for the discount or mortgage service or obtain the fund or credit granting of the bank; occurrence of the events like merger, acquisition, re-organization and etc that may affect the safety of the loan in the opinion of the lender; the borrower has intentionally escape or terminate the creditor’s rights of the bank; and the other situations specified in the article XVIII of the “Guidance”.

XIV. Notarization

The borrower and lender shall come to the notarization authority to execute the mandatory notarization for the contract within___________working days upon the signature of the contract. In case the borrower has not performed or inappropriate performed the repayment obligations of the loan, the lender could duly apply to the competent People’s Court for the enforcement of the repayment obligation of the borrower and the borrower shall agree the enforcement under such cases.

2. The lender shall have the right to conduct notarization for the mandatory enforcement of the contract at any time it wants. In case the lender has required conducting the notarization for the enforcement of the contract, the various parties of the contract shall come to the notary office to conduct the notarization for the enforcement of the contract together within three working days after the notarization notice of the lender. The borrower shall be liable for the notarization expenses.

3. In case the borrower has failed in performing the obligations in the contract, the lender shall have the right to apply for the enforcement of the obligations from the competent People’s Court according to the notarization documents, the contract and the notarization enforcement certificate. The borrower shall unconditionally accept the enforcement of the obligation and surrender the right of defense.

4. The judgment benchmark for the borrower’s failure in performing the contract: during the term specified in the contract, the fact that the borrower has not paid the agreed amount in full to the account specified in the contract will be judged as failure in performance of the contract after the opening bank has confirmed such status. In such cases, the notary authorities could issue the notarization enforcement certificate to the lender.

Article XV. Breach of Contract

It shall be deemed the borrower has breached the contract if the borrower has any one of below events:

1. The borrower has not performed the repayment obligations according to the terms and conditions of the contract.

2. The borrower has not used the loan capital for the agreed purpose of the loan specified in the contract or the borrower has used the loan capital for any other purpose.

3. The representations made by the borrower are not true or the borrower has violated the commitment it has put forward in the contract.

4. The events deemed by the lender that will affect the financial status or the contract performance capacity of the borrower or guarantor have occurred but the borrower has not provide new guarantee or change the guarantor according to the regulations of this contract.

5. The borrower has experienced deduction of credit rating or the financial indexes like the profitability, debt paying ability, operation capacity, the cash flow and etc have deteriorated, which have exceeded the limit for the index or other financial agreement regulated in the contract.

6. The borrower has breached any other contracts with the lender or any branches of Hubei Bank Co., Ltd.

7. The guarantor has breached the agreement in the guarantee contract or has breached any other contracts with the lender or any branches of Hubei Bank Co., Ltd.

8. The borrower has terminated the operation or experienced dissolution, cancellation or bankruptcy.

9. The borrower has involved or may involve with any significant economic disputes or litigation, arbitration; the assets of the borrower has been distressed, detained or enforced; the assets of the borrower has been filed and investigated or been imposed with punitive measures by the administrative authorizes like the judicial department, taxation bureau, industrial and commercial administration and etc, which have already or may influence the borrower’s performance of the obligations under the contract.

10. The abnormal changes or disappear of the main investors or critical management personnel or such personnel has been duly filed for investigation or under the restriction of personal liberty, which have already or may influence the borrower’s performance of the obligations under the contract.

11. During the annual (each year commencing from the effective date of the contract) checking for the financial status and contract performance capacity of the borrower, the lender found any events occurred to the borrower that may affect the borrower’s capacity in honoring the contract.

12. The specified fund collection account has experience abnormal cash flow in or out with significant amount and the borrower could not provide the acceptable explanations for such cash flow.

13. The related companies, guarantor or the related companies of the guarantor have come across the situations that may endanger the realization of the creditor’s right of the lender but the borrower has not provided the new guarantee measures acceptable to the lender.

14. The borrower has breached any other regulations about the rights and obligations of the related parties of the contract. In case the occurrence of the breach events as specified in the precious clause, the lender shall have the rights to take below measure considering the specific conditions of the breach behaviors, in which the lender shall be not liable for any loss arising from such measures taken by the lender:

(1) Require the borrower and the guarantor to correct their behaviors within the due time.

(2) Reduce, suspend, cancel or terminate the credit granting wholly or partially to the borrower.

(3) Wholly or partially suspend or terminate the acceptance of the business applications like the withdrawal application under this contract and other contracts between the borrower and the lender.

(4) Declare the principal and interest of the loan/trading financing amount to be prepaid under this contract and other contracts between the borrower and the lender and the other account payables of the borrower are wholly or partially matures immediately.

(5) Terminate or cancel this contract and wholly or partially terminate or cancel all the other contracts between the lender and borrower. Moreover, the lender shall have the right to require the borrower to be liable for the breach of contract.

(6) Require the borrower to indemnity for the loss the lender suffered due to the borrower’s breach of contract.

(7). Deduct the relative amount form the deposit accounts the borrower opened in the lender and other branches of the Hubei Bank Co., Ltd as the repayment of all or part of debts the borrower has to undertake under this contract. The undue amount in the account shall be deemed as matured in advance. In case the currency of the deposit account is different with the accosting currency of the business, the lender will translate such amount in other currency into the amount in the currency of the business with the applicable exchange rate for the borrower at the time of the deduction.

(8) Exercise the real guarantee rights.

(9) Require the guarantor undertaking the guarantee responsibility.

(10) The other measures deemed necessary and possible by the lender.

Special Provisions: In case the borrower has failed in fully paid the debt of any term within the due time specified in the contract, the lender shall be entitled with the right to inform the borrower that all the debts under the contract are matured in advanced after the delay in repayment of the borrower. Meanwhile, all the loans to be provided (if have) will be terminated. The date of the service of the notice shall be deemed as the maturity date of all the debts. Upon the receipt of the maturity notice of the loan, the borrower shall repay all the debts under this contract immediately and pay the penalty interest commencing from the maturity date of the debt, compound interest, penalty for breach of contract, loss indemnity and etc.

Article XVI. Reservation of Rights

In case one party has not excised the rights under the contract partially or wholly or has not required the other party to perform or undertake all or part of the obligations or responsibilities under the contract, such actions shall not been deemed as the party has waived the rights, nor shall be deemed as the exemptions for the other party in performing such obligations or responsibilities.

The tolerance of one party and the deferred or delayed in exercising in any rights under the contract shall not affect any rights endowed to the party by the contract and other laws and regulations and shall not be deemed the party has waived such rights.

Article XVII. Change, Amendment and Termination of the Contract

Both parties could change or amend this contract in written by mutual agreement. Any changes or amendments to the contract made with such method shall be constituent parts of the contract.

Unless otherwise required by the laws and regulation or agreed by both parties, the contract shall not be terminated before all the rights and obligations under the contract have been fully performed.

Unless otherwise required by the laws and regulation or agreed by both parties, the invalid of any clauses of this contract shall not influence the legal effect of other clauses of the contract.

Article XVIII. Applicable Law and Settlement of Disputes

The laws of the People’s Republic of China shall apply to this contract.

Upon the effectiveness of the contract, all the disputes arising from the signing and performing of the contract or in connection with the contract shall be settled by both parties through friendly negotiation. In case both parties could not come to an agreement about the disputes through negotiation, either party could submit the disputes to the People’s Court where the lender or any other branch of the Hubei Bank Co., Ltd located for judgment.

During the dispute settlement period, both parties shall continue to perform all the clauses of the contract that have not been affected by the issue in dispute.

Article XIX. Appendix

Both parties have agreed the below appendix and other appendixes agreed by both parties shall be the indivisible parts of this contract and shall have the same legal effect with this contract.

1. Withdrawal application (format);

2.            /           .

Article XX. Miscellaneous

1. Without the written consent of the lender, the borrower shall not transfer any rights or obligations to any third party.

2. In case the lender needs to entrust any other branches of the Hubei Bank Co., Ltd to exercise or perform any rights and obligations under the contract due to the business requirement or entrusts any other branches of the Hubei Bank Co., Ltd to undertake or manage the loan business under this contract, the borrower has expressed acceptance of such arrangement. The other branch authorized by Hubei Bank Co., Ltd or the branch entrusted by Hubei Bank Co., Ltd to undertake the loan business under the contract shall have the right to exercise all the rights of the lender under the contract. Moreover, such branch of Hubei Bank Co., Ltd shall have the right to bring a legal action against the borrower to the court, submit the arbitration agencies for arbitration or apply for the enforcement on the name of the branch.

3. Without any prejudice to the regulations in the other articles of this contract, the contract shall have the binding force to the legal inheritors or assignees of each party.

4. Unless otherwise agreed, the address stated in the contract by each party shall be taken as the communication address of corresponding party. Both parties have promised that they will notify the other party in written in case there is any change in the communication address.

5. The transaction under this contract is concluded under the independent interest of each party. In case the other parties of the transaction may become the related party or related person of the lender due to the requirements of the relative laws and regulations or any supervision requirements, both parties shall guarantee that they will not avail this kind of relationship to influence the fairness of the transaction.

6. The title and transaction name of the contract is just for convenience and reference, which shall not used for the explanation of the content of the contract or the rights and obligations of both parties.

7. In accordance with the requirements in related laws, regulation and supervision regulation, the lender shall have the right to provide the related information about the contract and the other related information about the borrower to the credit reporting system of the People’s Bank of China or the other duly established credit information database, which shall then be used for the searching and utilization of the qualified entities or individuals. For the objective of the signing and performing of the contract, the lender shall also have the rights to inquire the related information about the borrower through the credit reporting system of the People’s Bank of China or the other duly established credit information database.

8. In case the withdrawal date of the loan is a holiday, then the withdrawal of the loan shall be put off to the first business day after the holiday.

9. In case the lender could not perform the obligations under the contract according to the terms and conditions of the contract due to the changes in the requirements of the laws, regulations or the supervision regulation, the lender shall have the right to terminate or change the contract or the individual agreement under the contract according to the requirements of the laws, regulations or the supervision regulation. In case the lender could not honor the contract or could not perform its obligations fully according to the terms and conditions of the contract due to the above mentioned reasons, the lender shall be exempted from the liabilities for the failure in performing the contract.

10. The lender shall transfer the amount into the related account of the borrower. It shall be deemed that the lender has completed the providing of the loan and the borrower has received the loan once the lender has completed the above formalities. The loan certificate shall be taken as the evidence of the completion of the loan payment and the certificate shall be taken as the appendix of the contract.

11. In case the borrower has not abundant fund to pay off the due amount, the lender shall have the rights to repayment sequence among the principal, interest, punitive interest, compound interest and expense. The borrower shall be liable for the expenses in connection with this contract or the guarantee under this contract including the attorney fee, financial security expense, transportation cost, evaluation expense, storage charge, authentication expense, notarization expense and etc. For the expenses the lender has spent for the realization of the creditor’s right, the lender just needs to provide the related contract, invoice or receipt of such expense if the borrower has no objection to the amount of such expense.

12. Other agreements of both parties:          /          .

Article XXI. Effectiveness of the Contract

The contract shall be effective upon the signatures or signature seals of the legal representative, responsible person or authorized representative and official seals or contract seals of both parties.

This contract shall be made in duplicate and each copy shall have the same legal effect. Each party of the contract shall keep one copy of the contract.

All the terms and conditions in this contract are made based on the thoroughly discussions of various parties of the contract. The bank has already required the other related parties to the contract to pay special attention to the articles about the exemption or restriction of the liability of the bank, some rights solely owned by the Bank and the articles that will increase the responsibilities or restrict the rights of other related parties of the contract. The related parties to the contract shall comprehensively and accurately understand the meaning of such articles. The bank has made all the necessary explanations for the above articles according to the requirements of the related parties of the contract. The various parties signing the contract have reached unanimous understanding about the terms and conditions of the contract.

Borrower (Seal):
Legal Representative (or Authorized Representative):
Date: April 7, 2013

Lender (seal):
Legal Representative (or authorized representative):
Date: April 7, 2013